Exhibit 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 29, 1997 accompanying the financial statements and schedule of The Sportsman's Guide, Inc. included in the Annual Report on Form 10-K for the fiscal year ended December 27, 1996, which is incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



                                   Grant Thornton LLP



Minneapolis, Minnesota
April 29, 1997






















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